UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2026

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K is being filed late because, following the execution of the Master Product Supply Agreement (the “Agreement”) between Reborn Coffee, Inc. (the “Company”) and Visvita Corporation (“Visvita”), the parties entered into further negotiations that could have resulted in the rescission of the existing agreement and the execution of a new agreement incorporating revised terms. The parties decided to proceed with the existing Agreement without rescission or replacement. Accordingly, the Company is filing this Current Report on Form 8-K to disclose the existing Agreement.

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Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2026, the Company entered into the Agreement with Visvita, which established the general terms under which the Company will sell to Visvita, and Visvita will purchase from the Company, aloe vera beverages and any other beverage products specified by both parties (“Products”) in Purchase Orders (“POs”). The specific details regarding Products, quantities, pricing, delivery dates, payment terms, and other transaction-specific terms shall be set forth in POs approved by the Company. A PO becomes binding only upon written acceptance and confirmation by the Company.

Payment terms and due dates for each PO will be mutually agreed upon in writing by the Company and Visvita on a per-PO basis, set within 60 to 120 days from the date the order is placed with the manufacturer in Korea. Product supply prices specified in each PO will be determined by the Company exercising its sole and independent pricing discretion, reflecting an applicable profit margin for each PO. Visvita agreed to pay the unit prices and total amounts determined and approved by the Company.

Pursuant to the Agreement, the Company will supply Products to Visvita on a non-exclusive basis in accordance with approved POs. The Agreement does not restrict Visvita from purchasing, importing, or selling products from other sources, nor restrict the territory in which Visvita may sell Products.

During the first contract year, both parties agreed to try to achieve a business volume minimum of $30,000,000 worth of products, raw materials, and finished goods from the Company.

The Company and Visvita agreed to adopt CIF (Cost, Insurance, and Freight) terms to expressly provide that ownership and responsibility for the products transfer to the Company upon shipment. For each PO, and before shipment to the Company, the parties agreed to discuss and mutually agree on the product price and all costs associated with CIF to the destination. The Company will bear such agreed freight and insurance costs, and title and risk of loss shall pass to the Company upon delivery to the carrier at the Port of Busan, South Korea. The Company will oversee transport from the Port of Busan to the designated U.S. warehouse. Visvita shall be solely responsible for FDA and other regulatory compliance in connection with manufacturing, U.S. importation, and customs clearance.

The Agreement remains in effect for two years from October 11, 2026, and automatically renews for successive one year terms unless either party provides written notice of non-renewal at least 60 days prior to expiration of the initial two-year period.

Michael Aminpour, the President of Visvita, also serves as the Company’s Head of Global Sales Advisory.

The foregoing description of the Master Product Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

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Item 7.01 Regulation FD Disclosure.

On October 21, 2026, the Company published a press release announcing the Master Product Supply Agreement (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibits 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Exhibit
10.1	Master Product Supply Agreement between Reborn Coffee, Inc. and Visvita Corporation, dated October 11, 2026
99.1	Press Release dated October 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2026

REBORN COFFEE, INC.

By:	/s/ Jung Jae Lim
Name:	Jung Jae Lim
Title:	Chief Executive Officer

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